UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2004

 GL Energy and Exploration, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	52-52190362
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-31032
Commission File Number

10330 Pioneer Blvd., Suite 290, Santa Fe Springs, California 90670
(Address of principal executive offices)

Registrant's telephone number including area code: 562.903.1114

#300-1497 Marine Drive, West Vancouver, B.C. V7T 1B8
(Former name, former address and former fiscal year, if changed since last report.)

Section 5
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a) On September 30, 2004, Donald Byers resigned as president and director of the company, and Frank Rossi resigned as director of the company.

(b) On October 1, 2004, David Michery and Marcus Sanders accepted appointment to the board of directors. Thereafter, the board of directors appointed David Michery as as Chairman, CEO, and President, and appointed Kent Puckett as CFO, Secretary, and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2004
GL Energy and Exploration, Inc.

/s/ David Michery
_________________________
David Michery, CEO